 QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report April 24, 2000 (Date of earliest event reported) April 10, 2000

EURAMAX INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	333-05978 Commission File Number	58-2502320 (I.R.S. Employer Identification No.)

5445 Triangle Parkway, Suite 350, Norcross, Georgia (Address of principal executive offices)	30092 (Zip Code)

Registrant's telephone number, including area code 770-449-7066

Item 1. Not Applicable

Item 2. Acquisition or Disposition of Assets

On April 10, 2000, Euramax International, Inc., through its wholly owned subsidiary Amerimax Home Products, Inc., a Delaware corporation, (collectively the "Company"), acquired substantially all of the assets and assumed certain liabilities of Gutter World, Inc. and Global Expanded Metals, Inc., both Georgia corporations and companies under common control, ("Gutter World" and "Global," respectively) (the "Transaction"). The acquisition was made pursuant to an Asset Purchase Agreement dated March 10, 2000 (the "Purchase Agreement").

Gutter World is a manufacturer of raincarrying accessories, such as gutter guards, water diverters and downspout strainers, as well as door guards. Global manufactures expanded metal products.

The purchase price, including approximately $345.0 thousand in acquisition-related fees and expenses, was approximately $45.6 million in cash. (See Pro Forma Condensed Combined Financial Statements). The purchase price will be allocated to the acquired assets and assumed liabilities based upon their estimated fair market value at the acquisition date under the purchase method of accounting.

The Transaction was financed through borrowings ("Borrowings") of $40.0 million of a senior secured term loan and approximately $6.1 million of senior secured revolving loans (including funds for financing fees) through Banque Paribas (as agent). Such borrowings were available under the Company's Credit Agreement (see Note 6 to the Company's Consolidated Financial Statements as of and for the year ended December 31, 1999, set forth in the Company's Form 10-K), which was amended and restated primarily to provide an additional term loan of $40.0 million and to permanently waive the 1999 Excess Cash Flow Provision (as defined in the Credit Agreement).

Items 3-6. Not applicable

Item 7. Financial Statements and Exhibits

(a)
Financial Statements of Businesses Acquired.

(1)
Attached hereto as Exhibit 7(a)1 are the audited Financial Statements of Gutter World, Inc. as of and for the year ended December 31, 1999.

(2)
Attached hereto as Exhibit 7(a)2 are the audited Financial Statements of Global Expanded Metals, Inc. as of and for the year ended December 31, 1999.

(b)
Pro Forma Financial Information.

  Attached hereto as Exhibit 7(b) are the unaudited Pro Forma Condensed Combined Balance Sheet of Euramax International, Inc. and Subsidiaries as of December 31, 1999, and the unaudited Pro Forma Condensed Combined Statement of Earnings of Euramax International, Inc. and Subsidiaries for the year ended December 31, 1999, giving effect to the Transaction.

(c)
Exhibits

2.2*	Purchase Agreement dated as of March 10, 2000, by and between Amerimax Home Products, Inc., Gutter World, Inc. and Global Expanded Metals, Inc., and all of the stockholders of Gutter World, Inc. and Global Expanded Metals, Inc.
7(a)1	Audited Financial Statements of Gutter World, Inc. as of and for the year ended December 31, 1999.
7(a)2	Audited Financial Statements of Global Expanded Metals, Inc. as of and for the year ended December 31, 1999.
7(b)	Unaudited Pro Forma Condensed Combined Balance Sheet of Euramax International, Inc. and Subsidiaries as of December 31, 1999, and unaudited Pro Forma Condensed Combined Statement of Earnings of Euramax International, Inc. and Subsidiaries for the year ended December 31, 1999.

*
In accordance with Item 601(b)(2) of Regulation S-K, the schedules have been omitted and a list briefly describing the schedules is at the end of the Exhibit. The company will furnish supplementary a copy of any omitted schedule to the Commission upon request.

Items 8-9. Not applicable

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Euramax International, Inc. Registrant

Date April 24, 2000	/s/ R. Scott Vansant R. Scott Vansant V.P., Secretary and Chief Financial Officer

QuickLinks

SIGNATURES